UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report

Commission File Number 1-5109

TODD SHIPYARDS CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE                       91-1506719
(State or other jurisdiction of    (IRS Employer I.D. No.)
  incorporation or  organization)


1801- 16th AVENUE SW, SEATTLE, WASHINGTON   98134-1089
(Street address of principal executive offices - Zip Code)

Registrant's telephone number: (206) 623-1635





Item 5.  Other Events

Todd Pacific Shipyards Corporation (wholly owned subsidiary of Todd Shipyards Corporation, NYSE - TOD) has announced that Dale E. Baugh has been named Director of Ship Repair Processes and Resource Development. In this newly created position, Baugh will serve as a member of Todd Pacific's senior leadership team and will report directly to President and Chief Operating Officer Tom Van Dawark. Baugh served as Commander of the Puget Sound Naval Shipyard from 1995 through 1999. He has served as Deputy Commander of Logistics and Maintenance for NAVSEA in Washington D.C. and in numerous other ship repair responsibilities for the U.S. Navy.

Baugh will join Todd on Monday November 3.

Item 7.  Financial Statements and Exhibits

(c) Exhibits

28-1 Press Release dated October 22, 2003



SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  October 22, 2003.


______________________________
By:  Michael G. Marsh
On Behalf of the Registrant as
Secretary and General Counsel